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                                   EXHIBIT 32

                               CCFNB BANCORP, INC.

                          CEO CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the this amendment to the Quarterly Report of CCFNB Bancorp, Inc. (the "Company") on Form 10-Q for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lance O. Diehl, Chief Executive Officer of the Company, and I, Virginia D. Kocher, the Principal Financial Officer of the company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, certify that:

     1.   this report as amended, fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in this report, as amended, fairly represents, in all material respects, the financial condition and result of operations of the Company.

Date: August 12, 2005


                                        /s/ Lance O. Diehl
                                        ----------------------------------------
                                        Lance O. Diehl
                                        Chief Executive Officer

Date: August 12, 2005


                                        /s/ Virginia D. Kocher
                                        ----------------------------------------
                                        Virginia D. Kocher
                                        Principal Financial Officer


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